UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2011

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Line of Credit.  On August 19, 2011, Hibbett Sports, Inc. (the "Company") executed a new Master Note renewing its existing unsecured revolving credit facility between the Company and its subsidiaries and Regions Bank.  The amount of the revolving credit facility is $30,000,000 and is effective August 25, 2011 through August 24, 2012 with an interest rate at the higher of prime rate, the federal funds rate plus 1/2 of 1% or LIBOR.  The Master Note is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen-week and twenty-six-week period ended July 30, 2011, in a press release issued on August 19, 2011.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed”.

Exhibit No.	Description

10.1	Master Note – Regions Bank Line of Credit
99.1	Press Release Dated August 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer

August 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Note – Regions Bank Line of Credit
99.1	Press Release Dated August 19, 2011